EXHIBIT 10.42

      FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of the 22nd day of September, 1997, among SOUTHERN ELECTRONICS CORPORATION and SED INTERNATIONAL, INC., jointly and severally (collectively, the "Borrowers"), WACHOVIA BANK, N.A., as Agent (the "Agent") and WACHOVIA BANK, N.A. and NATIONAL CITY BANK OF COLUMBUS, as Banks (collectively, the "Banks");

                        W I T N E S S E T H:

     WHEREAS, the Borrowers, the Agent and the Banks executed and delivered that certain $100,000,000 Amended and Restated Credit
Agreement, dated as of the 13th day of August, 1997 (the "Credit
Agreement");

     WHEREAS, the Borrowers have requested and the Agent and the Banks have agreed to make certain amendments to the Credit
Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrowers, the Agent and the Banks hereby covenant and agree as follows:

     1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.
Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

     2.   Amendments to Section 1.01.  (a) The new definition of
"Permitted Acquisitions" is hereby added to Section 1.01 in proper alphabetical order:

          "Permitted Acquisitions" means any investment in any Person (or in the acquisition of their assets) in substantially the same lines of business as now carried on and maintained by the Borrowers so long as the following conditions are satisfied: (i) no Default or Event of Default has occurred
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     before or after such investment, (ii) such investment is to be made on a negotiated basis with the approval of the Board of Directors of such Person, (iii) the Borrowers have delivered pro forma financial statements demonstrating to the satisfaction of the Agent and the Banks that the Borrowers will be in compliance with all financial covenants contained in this Agreement through and including the Termination Date after giving effect to such investment, (iv) such Person, if such investment is a capital stock acquisition, simultaneously with the consummation of such investment, has executed and delivered to the Agent, for the ratable benefit of the Banks, a guaranty, security agreement and financing statements in connection therewith, satisfactory to the Agent and the Banks in all respects, whereby the Obligations are unconditionally guaranteed by such Person and secured by a first and only priority security interest in all assets of such Person which would constitute items included as "Collateral" defined under the Security Agreements (subject, however, to any Liens to which the Agent and the Banks have consented in the exercise of their sole discretion), such guaranty and security agreement to be accompanied by such corporate documents, certificates and opinions of counsel as may be reasonably required by the Agent,
     (v) if such investment is an acquisition of such Person's assets, the Obligations are secured by a first and only priority security interest in all such assets which would constitute items included as "Collateral" defined under the Security Agreements (subject, however, to any Liens to which the Agent and the Banks have consented in the exercise of their sole discretion), (vi) the total consideration paid for such investment, including, without limitation, cash, Debt and capital stock of SEC (such capital stock to be valued at the fair market value as of the date such investment is made), must not exceed $15,000,000 for any single investment or $30,000,000 for all such investments in the aggregate during any Fiscal Year, and (vii) on the date after giving effect to such investment, the Borrowers must be able to borrow Syndicated Loans in accordance with Section 2.01(a) in an amount equal to at least $10,000,000 on such date.

     (b) The definition "Restricted Investment" is hereby amended by deleting the word "and" after clause (iii) thereof and adding a new clause (v) after clause (iv) thereof as follows: "; and (v) investments consisting of Permitted Acquisitions."

     3. Restatement of Representations and Warranties. Each of the Borrowers hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with
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specific reference to this Amendment and all other loan documents executed and/or delivered in connection herewith.

     4. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     5. Ratification. Each of the Borrowers hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     7. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     8. No Default; Release. To induce the Agent and the Banks to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, each of the Borrowers hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, (i) there exists no Default or Event of Default,
(ii) there exists no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Banks under the Credit Agreement, and (iii) the Agent and each of the Banks has acted in good faith and has conducted its relationships with each of the Borrowers in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Credit Agreement, each of the Borrowers hereby waiving and releasing any such claims to the contrary.
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     9.  Further Assurances.  Each of the Borrowers agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrowers.

     10. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

     11. Conditions Precedent. This Amendment shall become effective only upon execution and delivery of this Amendment by each of the parties hereto.


     IN WITNESS WHEREOF, the Borrowers, the Agent and each of the Banks has caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                         SOUTHERN ELECTRONICS
                         CORPORATION              (SEAL)


                         By: /s/ Larry G. Ayers
                              Title: V.P. Finance

                         SED INTERNATIONAL, INC.       (SEAL)


                         By: /s/ Larry G. Ayers
                              Title: V.P. Finance


                         WACHOVIA BANK, N.A.,
                         as Agent and as a Bank               (SEAL)


                         By: /s/ Kevin B. Harrison
                              Title: Vice President


                         NATIONAL CITY BANK OF COLUMBUS       (SEAL)


                         By: /s/ Brian Strayton
                              Title: Vice President
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